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                                                                     EXHIBIT 5.1
                               RIORDAN & McKINZIE
                         A PROFESSIONAL LAW CORPORATION

                       695 TOWN CENTER DRIVE, SUITE 1500
                          COSTA MESA, CALIFORNIA 92626

                               December 20, 1996
                                                                       9-098-001

IXC Communications, Inc.
5000 Plaza on the Lake, Suite 200
Austin, Texas  78746

Ladies and Gentlemen:

     You have requested our opinion with respect to the 67,900 shares of common stock (the "Stock Option Shares") of IXC Communications, Inc., a Delaware corporation (the "Company"), which are available to be issued upon the exercise of stock options granted under the Company's Special Stock Plan (the "Plan").

     The Stock Option Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     We have examined (i) the Company's Certificate of Incorporation, as amended and restated and currently in effect, (ii) the Company's Bylaws, as amended to date, (iii) the Plan, (iv) the Registration Statement and (v) the originals or copies, certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also examined the records of corporate proceedings taken in connection with the adoption of the Plan.

     Based upon the foregoing examinations and subject to compliance with the applicable state securities and "blue sky" laws, we are of the opinion that the 67,900 shares of the Company's common stock, when offered, sold and paid for pursuant to the exercise of stock options granted pursuant to the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ RIORDAN & MCKINZIE
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                                                    Riordan & McKinzie